Exhibit 4.3

AMENDMENT NO. 1

TO

REGISTRATION RIGHTS AGREEMENT

DATED OCTOBER 17, 2005

THIS AMENDMENT NO. 1 TO REGISTRATION RIGHTS AGREEMENT DATED OCTOBER 17, 2005 (this “First Amendment”) is dated January 25, 2006, with an effective date of December 31, 2005, and amends the Registration Rights Agreement dated October 17, 2005 by and between Apollo Gold Corporation, a Yukon Territory corporation (the “Company”) and Jipangu Inc., a Japanese corporation (the “Subscriber”).

WHEREAS, the parties hereto wish to amend the Rights Agreement in accordance with Section 8.(b) of the Rights Agreement.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which the parties expressly acknowledge, the parties agree as follows.

1. Amendment to Section 2.(a). Section 2.(a) shall be amended by deleting Section 2(a) in its entirety and replacing it with the following:

(a) The Company shall prepare and file or cause to be prepared and filed with the SEC no later than February 15, 2006 (the “Filing Deadline Date”) a Registration Statement (the “Initial Resale Registration Statement”) registering the resale from time to time by Holders of all of the Registrable Securities (a “Resale Registration Statement”). The Initial Resale Registration Statement shall be on Form S-3 or another appropriate form permitting registration of such Registrable Securities for resale by such Holders in accordance with the methods of distribution set forth in the Initial Resale Registration Statement. The Company shall use its commercially reasonable efforts to cause the Initial Resale Registration Statement to be declared effective under the Securities Act no later than the date (the “Effectiveness Deadline Date”) that is ninety (90) days (or, in the case of a full review by the SEC, one hundred and twenty (120) days) after the Issue Date, and to keep, subject to Section 3(d)(A) hereof, the Initial Resale Registration Statement (or any Subsequent Resale Registration Statement) continuously effective under the Securities Act until the expiration of the Effectiveness Period. Each Holder that became a Notice Holder on or prior to the date ten (10) Business Days prior to the time that the Initial Resale Registration Statement became effective shall be named as a selling security holder in the Initial Resale Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law (other than laws not generally applicable to all such Holders). Notwithstanding the foregoing, no Holder shall be entitled to have the Registrable Securities held by it covered by such Resale Registration Statement unless such Holder has provided a Notice and Questionnaire in accordance with and in compliance with Section 4. The Company may permit any of its security holders to include any of the Company’s securities in the Initial Resale Registration Statement or any Subsequent Resale Registration Statement.

2. Miscellaneous.

2.1 The terms and provisions of the Rights Agreement shall remain in full force and effect except as specifically modified by this First Amendment.

2.2 This First Amendment may be executed and delivered by facsimile in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be original and all of which, when taken together, shall constitute one and the same agreement.

2.3 The First Amendment and the Rights Agreement (including schedules and exhibits hereto and thereto) sets forth the entire understanding of the parties relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof. This First Amendment may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of the parties hereto.

2.4 This First Amendment shall be governed by and construed in accordance with the laws of the State of Colorado.

2.5 Each party shall execute and deliver such further documents and instruments and shall take such other further actions as may be required to carry out the intent and purposes of this First Amendment.

[Signature Page to Follow]

IN WITNESS WHEREOF the parties hereto have duly executed this Amendment No. 1 To Registration Rights Agreement dated October 17, 2005.

JIPANGU INC.

By: /s/ Tamisuke Matsufuji
Name: Tamisuke Matsufuji
Office: President and CEO

APOLLO GOLD CORPORATION

By: /s/ R. David Russell
Name: R. David Russell
Office: President and CEO